UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

☒ Filed by the Registrant

☐ Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ARTELO BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Artelo Biosciences, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Artelo Biosciences, Inc., a Nevada corporation, will be held on Wednesday, December 31, 2025 at 8:00 a.m., Pacific Time, via internet webcast, for the following purposes:

1.

To elect two (2) Class II director nominees, Douglas Blayney, M.D., and Connie Matsui, to serve on the Board until the Company’s 2028 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal, as further described in Proposal No. 1 in the Company’s proxy statement;

2.

To approve, on an advisory basis, the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”); and

3.	To transact such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held virtually. In order to attend the meeting, you must register at https://www.proxyvote.com/ by 11:59 PM ET on December 30, 2025. If you hold your shares in an account at a brokerage firm, bank, dealer or other similar organization and wish to vote at the meeting, you will need to obtain a “legal proxy” from that entity and submit it when you register. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit questions prior to and during the meeting. To vote at the Annual Meeting, (a) if you hold your shares through a bank, broker or other nominee, you will need the control number you receive by email after registering, and (b) if you hold your shares in an account with our transfer agent, you will need the control number that is shown on your proxy card or e-mail notification of the Annual Meeting.

You will not be able to attend the Annual Meeting in person.

Our Board of Directors has fixed the close of business on December 10, 2025, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

Whether or not you expect to attend the Annual Meeting via live webcast, please vote at your earliest convenience. You may vote over the internet, by telephone or, if you request to receive printed proxy materials, by mailing a proxy or voting instruction card. You may also vote your shares during the Annual Meeting. Submitting your proxy in advance of the Annual Meeting will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement accompanying this notice. Please review the instructions regarding each of your voting options described in the proxy statement, as well as in the proxy card you received by mail.

Your vote is important. Whether or not you plan to attend the meeting, please sign and submit your proxy as soon as possible so that your shares can be voted at our Annual Meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement. Our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or made available on or about December 11, 2025, to all stockholders as of the record date. A copy of our proxy statement, our annual report and any amendments thereto, are also posted on https://www.proxyvote.com/ and are available from the SEC on its website at www.sec.gov.

By Order of the Board of Directors,

By:	/s/ Gregory D. Gorgas
Gregory D. Gorgas
President and Chief Executive Officer

Solana Beach, California

December 11, 2025

ARTELO BIOSCIENCES, INC.

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

2025 PROXY STATEMENT

General Information

The Board of Directors (the “Board”) of Artelo Biosciences, Inc., a Nevada corporation (“Artelo,” “Artelo Biosciences,” “the company,” “we,” “us” or “our”) has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held live via internet webcast on Wednesday, December 31, 2025, at 8:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes stated herein. These proxy materials were first sent or given on or about December 11, 2025, to all stockholders as of the record date.

Proxy Materials

Our proxy statement, notice of annual meeting, form of proxy and annual report are first being sent or given on or about December 11, 2025, to all stockholders of record as of December 10, 2025. The proxy materials and our annual report can be accessed as of December 11, 2025, by visiting https://www.proxyvote.com/. In additional to mailing our proxy materials, we are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

Virtual Annual Meeting

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format provide stockholders a similar level of transparency to the traditional in-person meeting format, and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

Participating in the Annual Meeting

We will host the Annual Meeting live via internet webcast. You will not be able to attend the Annual Meeting in person. A summary of the information you need in order to attend the Annual Meeting online is provided below:

•

In order to attend the meeting, you must register at https://www.proxyvote.com/ by 11:59 PM ET on December 30, 2025. If you hold your shares in an account at a brokerage firm, bank, dealer or other similar organization and wish to vote at the meeting, you will need to obtain a “legal proxy” from that entity and submit it when you register.

•

The live internet webcast will begin on Wednesday, December 31, 2025, at 8:00 a.m., Pacific Time. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations.

•	Stockholders may vote and submit questions during the Annual Meeting live via the internet.

•

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number 1-866-612-8937 or e-mail virtualmeeting@viewproxy.com.

•	Instructions regarding how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at https://www.proxyvote.com/.

1

Voting Rights and Outstanding Shares

On June 11, 2025, we filed a Certificate of Change to our Amended and Restated Articles of Incorporation, as amended (“Articles”) ,with the Secretary of State of Nevada to effect a 1-for-6 reverse stock split of the shares of our common stock either issued and outstanding, held by us as treasury stock and authorized, effective as of 12:01 a.m. (Eastern time) on June 13, 2025 (the “Reverse Stock Split”). All common stock share and per share amounts in this proxy statement have been adjusted to give effect to the Reverse Stock Split unless otherwise stated.

Only stockholders that owned our common stock at the close of business on December 10, 2025, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. On the record date, 2,018,746 shares of our common stock were outstanding. Each share of our common stock that you own entitles you to one vote on each matter to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of at least 35% of the outstanding shares of our common stock entitled to vote are present, in person via the internet webcast or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other agent that are represented at the meeting, but which the broker, bank or other agent is not empowered to vote on a particular proposal) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Proposals for the Annual Meeting

The following proposals will be voted on at the Annual Meeting:

•

To elect two (2) Class II director nominees, Douglas Blayney, M.D., and Connie Matsui, to serve on the Board until the Company’s 2028 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal, as further described in Proposal No. 1 in the Company’s proxy statement;

•

To approve, on an advisory basis, of the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”); and

•	Any other business that may properly come before the Annual Meeting or any adjournment or postponements thereof.

As of the date of this proxy statement, our management and Board were not aware of any other matters to be presented at the Annual Meeting.

Voting Requirements to Approve Each Proposal

Proposal 1 – Election of Directors. Directors are elected by a plurality of the votes present in person via the internet webcast or represented by proxy and entitled to vote at a meeting at which a quorum is present. If a quorum is present, each nominee for director with the largest number of FOR votes present in person or by proxy and entitled to vote at a meeting at which a quorum is present will be elected as a director. With respect to each nominee for director, you may (1) vote FOR the election of such nominee or (2) WITHHOLD the authority to vote for the election of such nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Proposal 2 – Advisory Vote on Executive Compensation. To approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2024, requires an affirmative FOR vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.

2

Voting Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of four ways:

•

Vote via the internet. You may submit a proxy over the Internet at https://www.proxyvote.com/ 24 hours a day, seven days a week. You will need the control number included on your proxy card or mail notification about the Annual Meeting;

•

Vote by telephone. You may submit a proxy using a touch-tone telephone by calling 1‑866‑804‑9616, 24 hours a day, seven days a week. You will need the control number included on your proxy card or email notification about the Annual Meeting;

•

Vote by Mail. If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Your completed, signed and dated proxy card must be received prior to the Annual Meeting; or

•	Vote during the Annual Meeting live via the internet by following the instructions posted at https://www.proxyvote.com/.

Votes submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 30, 2025. Submitting your proxy via the internet, by telephone or by mail will not affect your right to vote during the Annual Meeting live via the internet. For additional information, please see “Revocability of Proxies” below.

Voting Shares Registered in the Name of a Broker, Bank or Other Agent

Most beneficial owners holding stock in “street name” will receive instructions for voting their shares from their broker, bank or other agent. A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that allows stockholders to grant their proxy to vote shares by means of the telephone or internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may vote by telephone by calling the number shown on the voting instruction form received from your broker or bank, or you may vote via the internet at Broadridge’s website at http://www.proxyvote.com, using the control number provided by your broker, bank or other agent. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting live via the internet unless you obtain a valid proxy from your broker, bank or other nominee and submit it when you register to attend the meeting.

Revocability of Proxies

If you are a stockholder of record, once you have submitted your proxy by mail, telephone or internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of the following three ways:

•	You may submit another proxy marked with a later date (which automatically revokes your earlier proxy) by mail or telephone or via the internet by the applicable deadline as described above;

•

You may provide written notice that you wish to revoke your proxy to our Secretary at Artelo Biosciences, Inc., Attn: Secretary, 505 Lomas Santa Fe, Suite 160, Solana Beach, CA 92075 by no later than the close of business on Tuesday, December 30, 2025; or

•

You may attend the Annual Meeting and submit your vote live via the internet. Attendance at the Annual Meeting live via the internet will not, by itself, cause your previously granted proxy to be revoked.

3

If you are a beneficial owner holding shares in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other agent in accordance with the instructions they provided (see “Voting Shares Registered in the Name of a Broker, Bank or Other Agent” above).

Tabulation of Votes

A representative from Broadridge will act as inspector of elections and tabulate the votes at the Annual Meeting. All shares represented by valid proxies received before the Annual Meeting will be voted. If you submit a valid proxy containing instructions regarding how to vote with respect to any matter to be acted upon, your shares will be voted in accordance with those instructions. If you submit a valid proxy with no instructions, then your shares will be voted by the individuals we have designated as proxies for the Annual Meeting in the following manner:

•	“FOR” the election of each of the two (2) Class II director nominees named in this proxy statement; and

•	“FOR” the approval, on an advisory basis, of the Say-on-Pay Vote.

In addition, the individuals that we have designated as proxies for the Annual Meeting will have discretionary authority to vote your shares with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting Results

Preliminary voting results are expected to be announced at the Annual Meeting. Voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the Annual Meeting. If the voting results reported in the Form 8-K are preliminary, we will subsequently file an amendment to the Form 8-K to report the final voting results within four business days of the date on which the final voting results are known.

Proxy Solicitation

This proxy solicitation is made by the Board and we will bear the entire cost of soliciting proxies for the Annual Meeting, including costs associated with the preparation, assembly, printing and mailing of the proxy materials and any additional information furnished to stockholders. We will make available copies of the proxy materials to brokers, banks and other agents holding shares of our common stock in their name for the benefit of others for forwarding to the beneficial owners. We may reimburse such brokers, banks or other agents for their costs associated with forwarding the proxy materials to the beneficial owners. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement and annual report to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of future mailings to stockholders at the shared address, you may contact us as follows:

Artelo Biosciences, Inc.

Attention: Investor Relations

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

Tel: (858) 925-7049

4

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Stockholder Proposals or Director Nominations for the 2026 Annual Meeting of Stockholders

If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our secretary at our principal executive offices on or before August 13, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Artelo Biosciences, Inc.

Attention: Secretary

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our bylaws. To be timely, a stockholder’s written notice must be received by our secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Eastern time, on September 2, 2026, and
•	no later than 5:00 p.m., Eastern time, on October 2, 2026.

In the event that we hold our 2026 annual meeting by more than 25 days from the one-year anniversary of this year’s annual meeting, then such written notice must be received by our secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of our 2026 annual meeting, and
•

no later than 5:00 p.m., Eastern time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by us.

In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than November 1, 2026.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information with respect to the beneficial ownership of our common stock as of December 10, 2025, by (i) each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and our directors and (iii) all executive officers and directors as a group. Information with respect to beneficial ownership is based on a review of our stock transfer records and on Schedules 13D and 13G that have been filed with the SEC by or on behalf of the stockholders listed below. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Percentage of beneficial ownership is calculated based on 2,018,746 shares of common stock outstanding on December 10, 2025. We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to stock options and warrants held by that person that are currently exercisable or exercisable for common stock, or convertible promissory notes held by that person that are convertible into common stock, in each case within 60 days of December 10, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table is Artelo Biosciences, Inc., 505 Lomas Santa Fe, Suite 160, Solana Beach, CA 92075.

	Total Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	%
Directors and Named Executive Officers
Gregory D. Gorgas(1)	90,361	4.5%
Connie Matsui(2)	98,919	4.9%
Steven Kelly(3)	3,415	*	%
Douglas Blayney, M.D. (4)	3,348	*	%
R. Martin Emanuele, Ph.D.(5)	3,303	*	%
Gregory R. Reyes M.D., Ph.D.(6)	2,940	*	%
Tamara A. Favorito (7)	27,891	1.4%
Mark Spring(8)	1,666	*	%

All Current Directors and Executive Officers as a Group (7 persons) (9)	231,843	11.5%

5% Stockholders
None

______________

*	Less than one percent.
(1)

Consists of (i) 8,644 shares of Common Stock issuable upon conversion of the October 2025 Note (as defined below) held by Mr. Gorgas, (ii) 9,586 shares of Common Stock issuable upon exercise of the May 2025 Warrants (as defined below) held by Mr. Gorgas, (iii) 17,592 shares of Common Stock issuable upon exercise of the October 2025 Warrants (as defined below) held by Mr. Gorgas, (iv) 3,008 shares of Common Stock held directly by Mr. Gorgas, (v) 400 shares of Common Stock held indirectly by Gorgas Family Trust and (vi) 51,131 shares of Common Stock issuable pursuant to options held directly by Mr. Gorgas exercisable within 60 days of December 10, 2025. On October 28, 2025, the Company entered into a Subscription Agreement pursuant to which it issued and sold to certain investors (the “Investors”), and the Investors purchased (by converting all or a portion of the unconverted “Voluntary Conversion” portion of unpaid principal balance and accrued interest due to such Investors upon the maturity of the convertible promissory notes issued to the Investors on May 1, 2025): (i) convertible notes (the “October 2025 Notes”) to the Investors in an aggregate principal amount of $690,154.69; and (ii) warrants (the “October 2025 Warrants”) to purchase an aggregate of 438,182 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $3.40 per share. On May 1, 2025, the Company issued certain convertible promissory notes, the “Automatic Conversion” portion of which was converted into warrants to purchase an aggregate of 246,498 shares of the Company’s common stock. For more information regarding the October 2025 Notes, the October 2025 Warrants and the May 2025 Warrants, see the Form 8-K filed by the Company on October 31, 2025.

(2)

Consists of (i) 34,578 shares of Common Stock issuable upon conversion of the October 2025 Note held by Ms. Matsui, (ii) 38,346 shares of Common Stock issuable upon exercise of the May 2025 Warrants, (iii) 70,376 shares of Common Stock issuable upon exercise of the October 2025 Warrants, (iv) 630 shares held directly by Ms. Matsui and (v) 3,416 shares of Common Stock issuable pursuant to options held directly by Ms. Matsui exercisable within 60 days of December 10, 2025. As a result of the beneficial ownership limitation of the October 2025 Notes, the May 2025 Warrants and the October 2025 Warrants, the “Total Shares Beneficially Owned” excludes an aggregate of 48,427 shares of Common Stock issuable upon the conversion or exercise, as applicable, of the October 2025 Notes, the May 2025 Warrants and October 2025 Warrants due to the beneficial ownership limitation.

(3)	Consists of (i) 139 shares held by Mr. Kelly, and (ii) 3,276 shares of Common Stock issuable pursuant to options held directly by Mr. Kelly exercisable within 60 days of December 10, 2025.
(4)	Consists of (i) 139 shares held by Dr. Blayney, and (ii) 3,209 shares of Common Stock issuable pursuant to options held directly by Dr. Blayney exercisable within 60 days of December 10, 2025
(5)	Consists of (i) 139 shares held by Dr. Emanuele, and (ii) 3,164 shares of Common Stock issuable pursuant to options held directly by Dr. Emanuele exercisable within 60 days of December 10, 2025.
(6)	Consists of 2,940 shares of Common Stock issuable pursuant to options held directly by Dr. Reyes exercisable within 60 days of December 10, 2025.
(7)

Consists of (i) 6,174 shares of Common Stock issuable upon conversion of the October 2025 Note held by Ms. Favorito, (ii) 6,846 shares of Common Stock issuable upon exercise of the May 2025 Warrant held by Ms. Favorito, (iii) 12,566 shares of Common Stock issuable upon exercise of the October 2025 Warrants held by Ms. Favorito and (iv) 2,305 shares of Common Stock issuable pursuant to options held directly by Ms. Favorito exercisable within 60 days of December 10, 2025.

(8)	Consists of 1,666 shares of Common Stock issuable pursuant to options held directly by Mr. Spring exercisable within 60 days of December 10, 2025.
(9)

Includes (i) 160,736 shares of Common Stock and (ii) 71,107 shares of Common Stock underlying options held by all directors and officers as a group that are exercisable as of December 10, 2025 or that will become exercisable within 60 days after such date.

6

CORPORATE GOVERNANCE

Composition of the Board

Our Board currently consists of seven directors, six of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq.

The following table sets forth the names, ages as of December 10, 2025, and certain other information for each of our directors and director nominees:

Name	Age	Position Held with the Company	Date first appointed

Gregory D. Gorgas	62	President, Chief Executive Officer, Secretary and Director	April 3, 2017
Connie Matsui	71	Director, Chairperson of the Board	May 2, 2017
Steven Kelly	60	Director	May 2, 2017
Douglas Blayney, M.D.	75	Director	July 31, 2017
R. Martin Emanuele, Ph.D.	70	Director	September 20, 2017
Greg Reyes, M.D., Ph D.	71	Director	November 30, 2020
Tamara A. Favorito	67	Director	March 3, 2021

Director Nominees

Douglas Blayney, M.D. was elected to our Board in July 2017. Dr. Blayney is a Professor of Medicine (Oncology), Emeritus at Stanford University and former Medical Director of Stanford Cancer Center. Dr. Blayney is a past president of the American Society of Clinical Oncology (ASCO) and a founder of the ASCO Quality Symposium. He was previously a Professor of Internal Medicine and Medical Director of the Comprehensive Cancer Center at the University of Michigan, and prior to that practiced and led Wilshire Oncology Medical Group, Inc. a physician owned multidisciplinary oncology practice in southern California. Dr. Blayney served on the Food and Drug Administration’s Oncologic Drugs Advisory Committee and is Founding Editor-in-Chief and Editor-in-Chief Emeritus of ASCO’s Journal of Oncology Practice. He has over 120 scientific publications with expertise on clinical trial development, use of oncology drugs in clinical practice, and information technology use. Dr. Blayney earned a degree in electrical engineering from Stanford, is a graduate of the University of California, San Diego (UCSD) School of Medicine, and received post graduate training at UCSD and at the National Cancer Institute in Bethesda, Maryland.

We believe Dr. Blayney is qualified to serve as a member of our Board because of his expertise in biopharmaceutical matters and deep familiarity with clinical trials and the FDA.

Connie Matsui was elected to our Board in May 2017. Ms. Matsui brings to her role over 16 years of general management experience in the biotechnology industry. Ms. Matsui retired from Biogen Idec in January 2009 as Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the major roles she held after joining IDEC in November 1992 were: Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning; Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan ®, MabThera ®) in partnership with Roche and Genentech; and Project Leader for Zevalin ®, the first radioimmunotherapy approved by the FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui currently serves as the Chair of the Board at Sutro Biopharma. She also has been active on a number of not-for-profit boards at the local, national and global level. Ms. Matsui earned BA and MBA degrees from Stanford University.

We believe Ms. Matsui is qualified to serve as a member of our Board because of her extensive management experience and deep familiarity with the biotechnology industry.

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Continuing Directors

Gregory R. Reyes, M.D., Ph.D. was elected to our Board on November 30, 2020. Dr. Reyes has served as a Pharmaceutical and Biotech Industry Advisor and Consultant to various companies from June 2016 to present. Dr. Reyes has also served as the Co-Founder of OROX Biosciences, Inc. from June 2017 to present. Prior to that, Dr. Reyes served as the Senior Vice President, Drug Discovery & San Diego Site Head, overseeing drug discovery at Celgene from June 2011 to June 2016. Prior to that, Dr. Reyes served as Senior Vice President & San Diego Site Head, leading the oncology franchise at Biogen Idec from October 2008 to June 2011. Dr. Reyes currently serves as advisor to Cancer Research UK’s New Agents Committee and previously served on NIH’s National Advisory General Medical Sciences Council, and the Standing Review Committee for the Research Centers in Minority Institutions, National Center for Research Resources. Dr. Reyes obtained his M.D. and Ph.D. at The Johns Hopkins School of Medicine and trained in medicine at Stanford University Hospital. Dr. Reyes received his bachelor’s degree in Biology from the University of California, Santa Cruz.

We believe Dr. Reyes is qualified to serve as a member of our Board because of his extensive experience serving in leadership positions for biopharmaceutical companies.

Tamara A. Favorito was elected to our Board in March 2021. Ms. Favorito has more than 30 years of life sciences industry experience including 20 years as Chief Financial Officer. Ms. Favorito currently serves as Chairman of the Board and chairman of the audit committee of Zevra Therapeutics, Inc. (NASDAQ: ZVRA), a publicly-traded commercial-stage rare disease therapeutics company. Ms. Favorito served as Interim CFO of Immunic Therapeutics, Inc. (NASDAQ: IMUX), a publicly-traded clinical-stage drug development company in 2019. She served as CFO of several companies including Signal Genetics, Inc., a then publicly-traded molecular diagnostics company which was acquired by Viridian Therapeutics Inc., from 2014 to 2017, HemaQuest Pharmaceuticals, Inc. (subsequently known as Viracta Therapeutics, Inc.), a clinical-stage drug development company, from 2010 to 2014, and Favrille, Inc. (now known as MMR Global, Inc.), a clinical-stage drug development company, from 2001 to 2009. While at these companies, Ms. Favorito led multiple private and public financings, including Favrille’s IPO. In addition, Ms. Favorito was instrumental in M&A transactions and led the finance, investor relations, human resources, administration and managed care and payor reimbursement functions. Earlier in her career, Ms. Favorito spent eight years in public accounting with Deloitte & Touche LLP and PricewaterhouseCoopers LLP, including three years as audit manager. Ms. Favorito is a Certified Public Accountant (inactive). Ms. Favorito received an MBA, emphasis in Finance, from Georgia State University, and a BBA, emphasis in Accounting, from Valdosta State University. Ms. Favorito served on the Board of Directors of Beacon Discovery, Inc. from 2018 until their acquisition in 2021and served as a board member and audit committee chair of Kintara Therapeutics, Inc. a publicly-traded clinical-stage drug development company from 2021 until its merger with TuHura Biosciences, Inc. (NASDAQ: HURA) in 2024.

We believe Ms. Favorito is qualified to serve as a member of our Board because of her experience leading public companies, her financial expertise and her familiarity with the biopharmaceutical industry.

Gregory D. Gorgas was appointed president, chief executive officer, chief financial officer, treasurer, secretary and director of our Company in April 2017. On November 1, 2025, the Board appointed Mark Spring to replace Mr. Gorgas as our chief financial officer, treasurer, principal financial officer and principal accounting officer. Prior to joining our Company, Mr. Gorgas was Senior Vice President, Commercial, and Corporate Officer at Mast Therapeutics from July 2011 to January 2017 with commercial leadership accountability and business development responsibilities for the hematology, oncology and cardiovascular development programs. In addition, he performed a key role in helping Mast Therapeutics raise over $50M in new capital. From November 2009 to July 2011, Mr. Gorgas was Managing Director at Theragence, Inc., a privately held company he co-founded, that applied proprietary computational intelligence to mine and analyze clinical data. From November 2008 to July 2011, Mr. Gorgas also served as an independent consultant, providing commercial and business development consulting services to pharmaceutical, biotechnology and medical device companies. From 1997 to October 2008, Mr. Gorgas held several positions with Biogen Idec Inc., most recently, from March 2006 to October 2008, as Senior Director, Global and U.S. Marketing with responsibility for the strategic vision and operational commercialization of the company’s worldwide cancer business. In this role, he hired and led the team in marketing, operations, project management, and business development in Europe and the US. Before such time, he had increasing responsibilities in marketing, sales, commercial operations, and project team and alliance management. He holds an MBA from the University of Phoenix and a BA in economics from California State University, Northridge.

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We believe Mr. Gorgas is qualified to serve as a member of our Board because of his extensive experience and accomplishments in the biopharmaceutical industry and his past leadership positions at successful public companies.

 R. Martin Emanuele, Ph.D. was elected to our Board in September 2017. Dr. Emanuele is currently co-founder and Chief Executive Officer of Visgenx. Inc, a private bio-pharmaceutical company. From May 2011 to October 2016, he served as Senior Vice President, Development at Mast Therapeutics Inc. (now Savara, Inc., a biopharmaceutical company), from April 2010 to April 2011, Dr. Emanuele was Vice President, Pharmaceutical Strategy at DaVita, Inc., and leading provider of dialysis and other healthcare services in the United States. Prior to DaVita, from June 2008 to April 2010, Dr. Emanuele was a co-founder and CEO of SynthRx, Inc. a private biopharmaceutical company that was acquired by Mast Therapeutics (Savara, Inc) in April 2011. From November 2006 to May 2008, Dr. Emanuele was Senior Vice President, Business Development at Kemia, Inc., a venture-backed privately held company focused on discovering and developing small molecule therapeutics. From 2002 to 2006, Dr. Emanuele held various senior-level positions with Avanir Pharmaceuticals, Inc., most recently as Vice President, Corporate Development and Portfolio Management, and from 1988 to 2002, Dr. Emanuele held positions of increasing responsibility at CytRx Corporation, most recently as Vice President, Research and Development and Business Development. He earned a Ph.D. in pharmacology and experimental therapeutics from Loyola University of Chicago, Stritch School of Medicine and a BS in biology from Colorado State University. He also holds an MBA with an emphasis in healthcare and pharmaceutical management from the University of Colorado.

We believe that Dr. Emanuele is qualified to serve as a member of our Board because of his professional background experience in the biopharmaceutical industry.

Steven Kelly was elected to our Board in May 2017. Mr. Kelly brings over thirty years of experience in Pharma/Biotech at all phases of the business across multiple therapeutic categories. Mr. Kelly is currently CEO at Carisma Therapeutics (NASDAQ: CARM), a biotech pioneering the development of CAR macrophages, a disruptive approach to immunotherapy in cancer. From 2012 to 2018, Mr. Kelly was the principal of KellyBioConsulting, LLC, and served as an independent consultant providing strategic direction and guidance to a variety of life sciences companies. Previously, Mr. Kelly was the founding CEO of Pinteon Therapeutics, an early stage oncology and CNS development company. Prior to this he held a number of leadership positions in the biotechnology industry including: CEO, Theracrine; CCO, BioVex; CEO, Innovive Pharmaceuticals; as well as various commercial and manufacturing roles at Sanofi, IDEC Pharmaceuticals and Amgen. Mr. Kelly holds a BS from University of Oregon and an MBA from Cornell University.

We believe Mr. Kelly is qualified to serve as a member of our Board because of his entrepreneurial background and extensive knowledge of the biopharmaceutical and biotechnology industries.

Director Independence

Our common stock is listed on the Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that Ms. Matsui, Dr. Blayney, Mr. Kelly, Dr. Emanuele, Dr. Reyes, and Ms. Favorito representing six of our seven directors, are “independent directors” as defined under the rules of the Nasdaq. Mr. Gorgas is not considered independent due to his service as an executive officer of the Company.

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In determining whether directors were independent under Nasdaq rules, the Board considered the matters discussed in the section entitled “Related Person Transactions” below. There are no family relationships between any of our directors, director nominees or executive officers. There are currently no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation or the ability or integrity of any of our directors or director nominees.

Leadership Structure of the Board of Directors

The Board has the following general leadership structure:

•

The positions of Chief Executive Officer and Chair of the Board are separate but may be held by the same individual. The positions of Chief Executive Officer and Chair of the Board are currently held by Mr. Gorgas and Ms. Matsui, respectively.

•

The Chair of the Board presides at meetings of the Board and, so long as the Chair of the Board is an independent director, also presides at executive sessions of the non-management and/or independent directors.

•

If the Chair of the Board is not an independent director, the independent directors will appoint one independent director to serve as “lead independent director.” In that scenario, the lead independent director will preside at executive sessions of the non-management and/or independent directors, preside at meetings of the Board in the absence of the Chair of the Board, review agendas for meetings of the Board with the Chief Executive Officer and Chair of the Board, and assume such other functions as the Board may deem appropriate.

•	The Chief Executive Officer and the Chair of the Board jointly establish the agenda for each meeting of the Board, though any director may request the inclusion of items on the agenda.

Ms. Matsui currently serves as Chair of the Board and is an independent director, thus, the Board does not currently have a lead independent director. The Board has determined that this leadership structure, specifically the separation of the Chief Executive Officer and Chair of the Board positions, is appropriate for our company because, in the judgment of the Board, an independent Chair of the Board (or lead independent director, if the Chair of the Board is not an independent director) is best positioned to express to management the views of the Board (and, particularly, the independent directors) and to provide constructive feedback to the Chief Executive Officer regarding management’s performance.

Board Committees

The Board has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each of these committees operate under written charters, each of which are available on our website at http://www.artelobio.com under “Investors—Governance.” The Board has determined that all members of these committees satisfy the applicable independence requirements under Nasdaq rules. The current members of the committees are identified in the table below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Gregory D. Gorgas	—	—	—
Connie Matsui	Member	—	Member
Steven Kelly	Member	Chair	—
R. M. Emanuele, Ph.D.	—	—	Member
Douglas Blayney, M.D.	—	—	Chair
Gregory R. Reyes, M.D., Ph.D.	—	Member	—
Tamara A. Favorito	Chair	Member	—

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The Audit Committee is responsible primarily for overseeing (i) the services provided by our independent registered public accounting firm, (ii) the integrity of our financial statements and internal control over financial reporting, and (iii) risk management, internal audit and our compliance with legal and regulatory requirements. Ms. Favorito, the Chair of the Audit Committee, has been determined by the Board to be an audit committee financial expert. For fiscal year ending December 31, 2024, the Audit Committee held four meetings.

The Compensation Committee is responsible primarily for evaluating and approving all compensation plans, policies and programs as they affect our executive officers, administering our equity compensation plans, and reviewing the compensation of the Board. For fiscal year ending December 31, 2024, the Compensation Committee held five meetings.

The Corporate Governance and Nominating Committee is responsible primarily for identifying, evaluating and recommending to the Board nominees for election or appointment to the Board and committees of the Board, evaluating the performance and independence of the Board and of individual directors, and evaluating the adequacy of our corporate governance practices. For fiscal year ending December 31, 2024, the Corporate Governance and Nominating Committee held four meetings.

Meetings of the Board of Directors and Board Committees

The Board has regularly scheduled meetings at least quarterly. Our independent directors hold executive sessions without management present at least once per quarter. For fiscal year ending December 31, 2024, the Board held five meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board and all applicable committees of the Board during the period that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Three members of our Board attended our 2024 annual meeting of stockholders.

Role of the Board of Directors in Risk Oversight

Management is responsible for day-to-day risk management at our company. The role of the Board is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) the receipt of reports directly from management and (ii) the receipt of reports from each committee chair regarding such committee’s oversight of specific risk topics.

Delegation of Risk Oversight

The Board has delegated oversight of specific risk areas to its committees. For example, the Audit Committee is tasked with overseeing risk management at our company with respect to financial matters and the adequacy of our internal control over financial reporting. Pursuant to its charter, the Audit Committee is required, among other things, to discuss with management our policies with respect to risk assessment and risk management, including guidelines and procedures to govern the process by which risk assessment and risk management are handled, and to review our major risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee typically has these discussions with management at least once per quarter, and the Chair of the Audit Committee subsequently reports on these discussions to the full Board. Similarly, the Compensation Committee assists the Board in overseeing risks arising from our compensation policies and practices, and the Corporate Governance and Nominating Committee assists the Board in overseeing risks associated with corporate governance, director and executive officer succession planning, board membership and board structure. The Board then discusses significant risk management issues with the Chief Executive Officer and recommends appropriate action.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our directors, officers, employees and agents are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company), (3) pledging any of our securities as collateral for any loans and (4) holding our securities in a margin account.

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Communications with the Board of Directors

The Company’s contact information is available on our website at https://artelobio.com/ under the “Investors” tab. Interested parties may send communications to the non-management members of the Board. Communications to the Board must be in writing and sent care of the Secretary by mail to our principal executive offices at 505 Lomas Santa Fe, Suite 160, Solana Beach, CA 92075. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. All communications must be accompanied by the following information:

•	if the person submitting the communication is a security holder, a statement of the type and amount of securities of our company the person holds;

•

if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in our company;

•	any special interest, meaning an interest not in the capacity of a stockholder of our company, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications should be addressed to the attention of the Secretary and should not exceed 500 words in length, excluding the information required to accompany the communication as described above. The Board has instructed the Secretary to forward such correspondence to the Board.

Consideration of Director Nominees

Director Qualifications

The Corporate Governance and Nominating Committee evaluates all incumbent, replacement or additional nominees for election as directors, taking into account (i) all factors the committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, and (ii) the following minimum qualifications:

•	Each director nominee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment;

•

Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy making level in business, government, education, technology or public interest;

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	Each director must be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

In determining whether to recommend a director for re-election to the Board, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and any applicable committees of the Board.

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The Corporate Governance and Nominating Committee does not have a formal policy governing the consideration of diversity in identifying nominees for director but does take diversity into consideration on an informal basis.

Stockholder Recommendations and Nominees

Our Corporate Governance and Nominating Committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our articles of incorporation and bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Corporate Governance and Nominating Committee will evaluate such recommendations in accordance with our Articles, our bylaws and corporate governance principles and the director nominee criteria described above. Stockholders wishing to recommend a candidate for director should write to our Secretary at Artelo Biosciences, Inc., Attn: Secretary, 505 Lomas Santa Fe, Suite 160, Solana Beach, CA 92075.

To be considered, the recommendation of a director candidate must include the following written information as to each person whom the stockholder proposes to nominate for election as a director: (i) such person’s name, age, business address, residence address and principal occupation or employment; (ii) the class and number of shares of the Company that are held of record or are beneficially owned by such person and any (x) derivative instruments (as defined in the Company’s bylaws) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any derivative instrument; and (y) other agreement, arrangement or understanding the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the Company’s securities; (iii) all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act; (iv) such person’s written consent (x) to being named as a nominee of such stockholder, (y) to being named in the Company’s form of proxy  pursuant to Rule 14a-19 under the 1934 Act and (z) to serving as a director of the Company if elected; (v) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”); and (vi) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our Secretary observing the deadlines discussed above under “Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”

Identification and Evaluation of Nominees for Director

The Corporate Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and each committee of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Corporate Governance and Nominating Committee through stockholders, management, current members of the Board or search firms. The evaluation of these candidates may be based solely upon information provided to the Corporate Governance and Nominating Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Corporate Governance and Nominating Committee deems appropriate, including the use of third parties to review candidates.

Code of Ethics

We have adopted a written Code of Ethics applicable to the Board and our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, in accordance with the rules of the Nasdaq and the SEC. The Code of Ethics is available on our website at http://www.artelobio.com under “Investors —Governance.”

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Director Compensation

Outside Director Compensation Policy

The Outside Director Compensation Policy, which was in effect for 2024, provides for the following cash compensation program for our non-employee directors:

•	$40,000 per year for service as a non-employee director;

•	$25,000 per year additionally for service as chairperson of our board of directors;

•	$15,000 per year additionally for service as chairperson of the audit committee;

•	$7,500 per year additionally for service as an audit committee member;

•	$12,000 per year additionally for service as chairperson of the compensation committee;

•	$5,000 per year additionally for service as a compensation committee member;

•	$8,000 per year additionally for service as chairperson of the corporate governance and nominating committee; and

•	$4,000 per year additionally for service as a corporate governance and nominating committee member.

The terms of our outside director compensation policy also allow for new non-employee directors to receive, upon becoming a non-employee director, an initial award of stock options to purchase 417 shares of our common stock at a per-share exercise price equal to the fair market value of a share of our common stock on the first trading date on or after the date on which such individual first becomes a non-employee director. The initial award shall vest in three (3) equal installments on each anniversary of the date the applicable non-employee director’s service commenced, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date.

Our outside director compensation policy, also provides for an annual award (the “Annual Award”) to continuing non-employee directors who have served as a non-employee director for at least six (6) months on the date of each annual meeting of stockholders of stock options to purchase 292 shares of our common stock at a per-share exercise price equal to the fair market value of a share of our common stock on the date of each annual meeting; provided, however, that the Board may make exceptions to this requirement of being an outside director for six (6) months to receive an Annual Award. Beginning fiscal year 2025, the Annual Award for continuing non-employee directors who have served as a non-employee director for at least six (6) months on the date of each annual meeting of stockholders was increased to stock options to purchase 409 shares of our common stock. The Annual Award shall vest on the earlier of the one-year anniversary of the date the annual award is granted, or the day prior to the date of the annual meeting next following the date the annual award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.

We also reimburse our directors for expenses associated with attending meetings of our Board and committees of our Board. Directors who are also our employees receive no additional compensation for their service as a director.

Our outside director compensation policy further provides that in any given fiscal year, a non-employee director may not receive cash compensation and equity awards with an aggregate value greater than $750,000 (determined in accordance with accounting principles generally accepted in the United States of America). Any cash compensation paid or awards granted to an individual for his or her services as an employee or a consultant (other than as a non-employee director) will not count for purposes of this limitation.

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Our 2018 Equity Incentive Plan, as amended, or the 2018 Plan, provides that in the event of a merger or change in control, as defined in our 2018 Plan, each outstanding equity award granted under our 2018 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

On December 20, 2024, the date of our 2024 annual meeting of stockholders, the Company granted options to each of our non-employee directors to purchase a total of 292 shares of the Company’s common stock with an exercise price of $5.69 and one hundred percent (100%) of the shares subject to the option shall vest on the earlier of (i) the one (1) year anniversary of the grant date, or (ii) the day prior to the date of the annual meeting of our stockholders next following the grant date.

Director Compensation Table

The following table presents compensation information for our non-employee directors for the fiscal year ending December 31, 2024.

	Fees Earned
	or Paid	Option
	in Cash	Awards		Total
Name	($)	($)(1)		($)

Connie Matsui(3)	76,500	12,005	(2)	88,505
Douglas Blayney, M.D.(4)	48,000	10,452	(2)	58,452
Gregory R. Reyes, M.D., Ph.D.(5)	45,000	5,630	(2)	50,630
R. Martin Emanuele, Ph.D.(6)	44,000	10,136	(2)	54,136
Steven Kelly(7)	59,500	10,956	(2)	70,456
Tamara A. Favorito(8)	60,000	3,251	(2)	63,251

(1)

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to Non-Employee Directors during 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value for stock options is measured based on the Black-Scholes Model. See Note 5 - Equity to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025.

(2)

On February 28, 2024, all previously issued options held by each non-employee director were repriced to $9.30 and had their vesting schedules modified as described in the “Executive Compensation” section below under “Repricing and Revesting Amendment”. As per ASC 718 the changes were treated as modifications to the options. The incremental fair value of the modification, computed as of the February 28, 2024 modification date in accordance with ASC 718, for each of the non-employee directors is listed below and is included in the “Option Awards” column.

Incremental Fair Value of Options Repriced
Name	($)
Connie Matsui	10,763
Douglas Blayney, M.D.	9,210
Gregory R. Reyes, M.D., Ph.D.	4,388
R. Martin Emanuele, Ph.D.	8,894
Steven Kelly	9,714
Tamara A. Favorito	2,009

(3)	2,873 option awards outstanding as of December 31, 2024.
(4)	2,556 option awards outstanding as of December 31, 2024.
(5)	2,139 option awards outstanding as of December 31, 2024.
(6)	2,479 option awards outstanding as of December 31, 2024.
(7)	2,659 option awards outstanding as of December 31, 2024.
(8)	1,139 option awards outstanding as of December 31, 2024.

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EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, the Board. The names of our executive officers and their ages, titles and biographies are set forth below:

Name	Age	Position
Gregory D. Gorgas	61	President, Chief Executive Officer, Secretary and Director
Mark Spring	67	Chief Financial Officer and Treasurer

Gregory D. Gorgas. See Corporate Governance-Continuing Directors.

Mark Spring was appointed chief financial officer, treasurer, principal financial officer and principal accounting officer in November 2025. Mr. Spring also served as a consultant to us from December 2024 to October 2025. Mr. Spring brings 30 years of experience in life sciences to his role, including financial leadership of private and public, domestic and multinational, commercial and development stage companies. Mr. Spring recently served as interim chief financial officer for LENZ Therapeutics through its reverse merger transaction and as co-founder and chief financial officer of Secura Bio, a commercial-stage oncology therapeutics company. Mr. Spring also held the role of chief financial officer for Hyperion Therapeutics, Prometheus Laboratories, Veracyte, Sotera Wireless and Genoptix. Mr. Spring has extensive M&A experience with significant roles in transactions at Caremark, Dade Behring, Baxter, MedImmune, Prometheus and Genoptix. Mr. Spring holds a BA in Business Administration from Monmouth College, completed post-graduate studies at the University of Texas, Dallas and is a Certified Public Accountant (active).

None of our executive officers has any family relationships with any of our other executive officers or directors. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

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EXECUTIVE COMPENSATION

For the year ended December 31, 2024, our sole named executive officer was Gregory D. Gorgas, our President, Chief Executive Officer, Chief Financial Officer, and Secretary. We did not have any other executive officers who served during 2024.  Mr. Spring did not join us as an executive officer until November 1, 2025 and accordingly is not a named executive officer for 2024 included in the compensation tables below.  However, we have provided a summary of Mr. Spring’s initial compensation in his role as our Chief Financial Officer in an effort to provide information that may be useful to our stockholders.

Summary Compensation Table for the Fiscal Year Ended December 31, 2024

The following table shows the compensation earned by our named executive officer for the fiscal years ended December 31, 2024, and December 31, 2023:

Name and Principal		Salary	Bonus	Option Awards	All Other Compensation	Total
Position	Year	($)	($)	($)(1)	($)	($)
Gregory D. Gorgas	2024	520,000	242,450	240,016(2)	58,004(3)	1,060,470
President, CEO, CFO, Secretary, Treasurer and Director	2023	485,417	251,203	251,644	5,831	994,095

(1)

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to our named executive officer during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value for stock options is measured based on the Black-Scholes Model. See Note 5 - Equity to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025.

(2)

New option awards granted in 2024 totaled $115,834 in grant date value. On February 28, 2024, previously issued options were repriced to $9.30 and had their vesting schedules modified as described below. As per ASC 718 the changes were treated as modifications to the options. This modification resulted in an aggregate increase in the incremental fair value of the repriced options, computed as of the February 28, 2024 modification date in accordance with ASC 718, in the amount $124,182..

(3)	This is comprised of health insurance premiums of $52,173 and life insurance premiums of $5,831.

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Outstanding Equity Awards at Fiscal Year-End December 31, 2024

The following table sets forth certain information regarding stock options granted to our named executive officer that remained outstanding as of December 31, 2024.  Our named executive officer does not hold any restricted stock unit awards or equity awards other than stock options.

Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date
	(1)	(2)	(3)	(4)
Gregory D. Gorgas	-	834(1)(7)	$9.30	August 29, 2029
President, CEO, CFO, Secretary,	-	9,273(2)(7)	$9.30	February 12, 2031
Treasurer and Director	-	6,390(3)(7)	$9.30	March 5, 2031
	-	15,056(4)(7)	$9.30	December 3, 2031
	-	14,167(5)(7)	$9.30	February 1, 2033
	-	15,334(6)	$8.94	January 5, 2034

(1)	278 Options vesting on February 28, 2025, and 24 each month until February 2027 (original vesting schedule).
(2)	3,091 Options vesting on February 28, 2025, and 258 each month until February 2027 (original vesting schedule).
(3)	2,130 Options vesting on February 28, 2025, and 178 each month until February 2027 (original vesting schedule).
(4)	5,019 Options vesting on February 28, 2025, and 419 each month until February 2027 (original vesting schedule).
(5)	4,723 Options vesting on February 28, 2025, and 394 each month until February 2027 (original vesting schedule).
(6)	3,834 Options vesting on January 31, 2025, and 320 each month until January 2028.
(7)

Represents an option that was subject to the Repricing and Revesting Amendment.  The option exercise price reflects the new exercise price of $9.30, and the number of securities reflected as exercisable reflects the new three-year vesting period which replaced the original vesting schedule of the option indicated in the applicable footnote.  See below under “Repricing and Revesting Amendment” for additional detail.

Repricing and Revesting Agreement

On February 28, 2024 (the “Amendment Date”), the Compensation Committee amended certain underwater options, including each of the options held by our named executive officer and our non-employee directors with an exercise price per share great than or equal to $11.94 to purchase shares of the Company’s common stock issued under the Company’s 2018 Equity Incentive Plan (the “Plan”) pursuant to which the options were amended to (i) reduce the exercise price per share to be equal to $9.30, the closing price per share of our common stock as of the Amendment Date, and (ii) apply a new vesting schedule such that (A) none of the shares subject to each such option were vested as of the Amendment Date and (B) 1/3rd of the shares underlying each such option will vest on the first anniversary of the Amendment Date, and 1/36th of the Shares underlying each such option will vest each month thereafter on the same day of the month as the Amendment Date (or, if there is no such day, the last day of the month), subject to the applicable holder remaining a Service Provider (as defined in the Plan) of the Company through each vesting date (such amendment, the “Repricing and Revesting Amendment”). No other terms of the options were modified.

The Repricing and Revesting Amendment included options granted under the Plan that are held by employees and non-employee directors. After evaluating several alternatives, the Compensation Committee determined that the Repricing and Revesting Amendment was in the best interests of the Company and its stockholders and provides the most effective means of retaining and incentivizing the Company’s key contributors while preserving cash resources and without incurring stock dilution from significant additional equity grants.

Executive Employment Agreement with our Named Executive Officer

On August 30, 2019, and effective as of June 20, 2019, the Company and Mr. Gorgas entered into an amended and restated employment agreement (the “Employment Agreement”).

Mr. Gorgas’ annual base salary for 2024 was $520,000 per year, less applicable withholdings (currently, increased to $540,000 per year), and he is eligible to earn an annual target bonus of up to 50% of his base salary upon achievement of performance objectives to be determined by the Board or its Compensation Committee. Mr. Gorgas is also eligible to participate in any employee benefit plans sponsored by us.

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The Employment Agreement also provides that the Company shall pay the premiums for a life insurance policy for Mr. Gorgas for coverage of up to $1,000,000, and Mr. Gorgas shall be entitled to select personal beneficiaries for 100% of the proceeds of such policy. Mr. Gorgas may also choose to pay any additional premiums to increase the coverage of this life insurance policy.

The Employment Agreement also provides benefits in connection with a termination of employment under specified circumstances. Under the terms of the Employment Agreement, if we terminate Mr. Gorgas’ employment other than for Cause, death, or Disability, or Mr. Gorgas terminates his employment for Good Reason (as such terms are defined in the Employment Agreement), Mr. Gorgas will be entitled to receive, subject to his timely execution and non-revocation of a release of claims, non-disparagement and his continued adherence to the non-solicitation provision of the Employment Agreement the following benefits: (A) if his termination of service occurs within the period 3 months prior to and 12 months after a change of control of the Company, (i) a lump sum severance payment equal to (x) 12 months of his then-current base salary and (y) his prorated annual bonus at the target level of achievement for the year in which the termination occurs, (ii) reimbursements for Mr. Gorgas and his eligible dependents’ COBRA premiums for up to 12 months; and (iii) accelerated vesting as to 100% of Mr. Gorgas’ then-outstanding time-based and performance-based equity awards; or (B) if his termination of service occurs outside of the period 3 months prior to and 12 months after a change of control of the Company, (i) continuing monthly payments of his then-current base salary for 12 months, (ii) a lump sum payment equal to a pro-rata portion of his then-current year target bonus, (iii) reimbursements for Mr. Gorgas and his eligible dependents’ COBRA premiums for up to 12 months; and (iv) accelerated vesting as to (x) 100% of Mr. Gorgas’ then-outstanding time-based equity awards and (y) that portion of Mr. Gorgas’ then-outstanding performance based equity awards for the performance goals that had been satisfied at the time of termination or are expected to be satisfied.

If any of the severance and other benefits provided for in the Employment Agreement or otherwise payable to Mr. Gorgas constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then such payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to Mr. Gorgas.

In October 2025, we entered into an Amendment to Mr. Gorgas’ Employment Agreement (the “Employment Agreement Amendment”).  Based in part on evaluation from the Compensation Committee’s outside compensation consultant, the Employment Agreement Amendment amended Mr. Gorgas’ existing Employment Agreement to align Mr. Gorgas’ severance benefits with current market practice and make other updates for compliance with applicable laws and intended to align with good governance practices.  The Employment Agreement Amendment reflects Mr. Gorgas’ current base salary and target bonus and includes the following changes to the Employment Agreement: (1) extends Mr. Gorgas’ eligibility to receive severance benefits upon a constructive termination whereby Mr. Gorgas may resign for Good Reason (as such term is defined in the Employment Agreement Amendment) outside of the period of time beginning three months before, and ending twelve months following, a change in control (the “CIC Protection Period”); (2) provides that severance benefits are subject to recoupment in accordance with the Company’s clawback policy; and (3) adjusts severance benefits upon an involuntary termination (a termination by the Company without Cause or a resignation for Good Reason, as such terms are defined in the Employment Agreement Amendment) to (a) increase the cash severance Mr. Gorgas is eligible for from twelve (12) months of annual base salary to twenty-four (24) months of annual base salary and target bonus (increased to thirty-six (36) months if the involuntary termination occurs during the CIC Protection Period); (b) increase the COBRA reimbursements Mr. Gorgas is eligible for from twelve (12) months to twenty-four (24) months (increased to thirty-six (36) months if the involuntary termination occurs during the CIC Protection Period); (c) provide that the pro-rated bonus payment due for the year of termination will be calculated based on actual achievement of the applicable performance goals for such year (or if such involuntary termination occurs in the CIC Protection Period, a pro-rated annual target bonus, if greater); (d) remove the provision for full equity vesting acceleration upon an involuntary termination outside of the CIC Protection Period and replace it, effective for equity awards granted after the October 2025 effective date of the Employment Agreement Amendment, with partial vesting acceleration of awards scheduled to vest within the twenty-four (24) months following termination; and (e) provide for an extended time to exercise vested stock options of up to twelve (12) months after an involuntary termination.   In December 2025 we approved an Amended and Restated Employment Agreement incorporating the Employment Agreement Amendment and certain clarifications and updates to definitions and notice periods.

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Equity Awards Granted in the Fiscal Year Ending December 31, 2025

On July 2, 2025, the the Compensation Committee approved the following stock options to Mr. Gorags: (i) an option to purchase 20,393 shares of our common stock (the “2025 Annual Stock Option”); and (ii) an option to purchase 20,000 shares of our common stock (the “2025 Retention Stock Option”). One forty-eighth of the shares subject to the 2025 Annual Stock Option shall vest each month following January 1, 2025 (the “Vesting Commencement Date”) on the same day of the month as the Vesting Commencement Date, such that the 2025 Annual Stock Option shall be fully vested on the four year anniversary of the Vesting Commencement Date. Fifty percent of the shares subject to the 2025 Retention Stock Option shall vest each year following the Vesting Commencement Date on the same day as the Vesting Commencement Date, such that the 2025 Retention Stock Option shall be fully vested on the two year anniversary of the Vesting Commencement Date

Supplemental Information: Employment Agreement with Mr. Spring

In connection with Mr. Spring’s appointment as Chief Financial Officer in October 2025 (effective November 1, 2025), the Company entered into an Employment Agreement with Mr. Spring, dated as of October 26, 2025, and effective as of November 1, 2025 (the “Spring Employment Agreement”). Pursuant to the terms of the Spring Employment Agreement, Mr. Spring is entitled to: (i) an initial annual base salary of $250,000 (the “Base Salary”); (ii) an annual target bonus of 35% of the Base Salary less applicable withholdings, upon achievement of performance objectives to be determined by the compensation committee of the Board in its sole discretion; (iii) equity awards determined from time to time by the Board or compensation committee; and (iv) certain employee benefits, paid-time off and business expense reimbursements, as set forth in the Spring Employment Agreement.

Additionally, the Employment Agreement provides for the following benefits upon an involuntary termination (a termination by the Company without Cause or a resignation for Good Reason, as such terms are defined in the Employment Agreement) which are subject to the execution, delivery and effectiveness of a customary release of claims in the Company’s favor: (1) 12 months of annual base salary (increased to 18 months if such involuntary termination occurs in connection with a change in control); (2) a pro-rated annual bonus payment for the year in which the termination occurs, based on actual achievement of the applicable performance goals for such year (or if such involuntary termination occurs in connection with a change in control, a pro-rated annual target bonus, if greater); (3) reimbursement for COBRA premium payments for a period of up to 12 months following termination (increased to 18 months if such involuntary termination occurs in connection with a change in control); and (4) if such involuntary termination occurs in connection with a change in control, full vesting acceleration of equity awards and an extended time to exercise vested stock options of up to twelve (12) months involuntary termination.

Compensation Recovery Policy

We have adopted a compensation recovery policy, effective as of October 2, 2023, that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Clawback Policy”). Subject to the terms of the Clawback Policy, the Clawback Policy requires us to recover certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Benefits and Perquisites

We provide benefits to our executive officer on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance. We do not maintain any executive-specific benefit or perquisite programs except we do pay for the life insurance benefits and the health benefits reflected in the “Summary Compensation Table” above our named executive officer.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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Employee Stock Plan

2018 Equity Incentive Plan

Our Board has adopted a 2018 Equity Incentive Plan (the “2018 Plan”), and our stockholders have approved it. Our 2018 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options, restricted stock, restricted stock units, and stock appreciation rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Authorized Shares. On January 1, 2024, the 2018 Plan was increased to permit the issuance of an additional 478,344 shares of common stock awards. On February 28, 2025, an additional 80,693 shares of our common stock were reserved for issuance pursuant to the 2018 Plan.

As of December 31, 2024, 254,871 shares of our common stock have been reserved for issuance pursuant to the 2018 Plan, of which options to purchase 128,935 shares of common stock are issued and outstanding.

Plan Administration. Our Board or one or more committees appointed by our Board will administer the 2018 Plan. Our Compensation Committee currently administers our 2018 Plan. In addition, if we determine it is desirable to qualify transactions under the 2018 Plan as exempt under Rule 16b-3 of the Exchange Act, or Rule 16b-3, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2018 Plan, the administrator has the power to administer the plan, including but not limited to, the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2018 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2018 Plan and awards granted under it, prescribe, amend and rescind rules relating to our 2018 Plan, including creating sub-plans, modify or amend each award, including but not limited to the discretionary authority to extend the post-termination exercisability period of awards (except no option or stock appreciation right will be extended past its original maximum term) and allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award). The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

Stock Options. We may grant stock options under the 2018 Plan. The exercise price of options granted under our 2018 Plan will at least be equal to 100% of the fair market value of our common stock on the date of grant. The term of an option may not exceed 10 years. With respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option, to the extent vested as of the termination date, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 6 months. In all other cases, in the absence of a specified time in an award agreement, the option will generally remain exercisable for 30 days following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of options.

Non-Transferability of Awards. Unless the administrator provides otherwise, our 2018 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

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Certain Adjustments. In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our shares or other securities, or other change in our corporate structure affecting our shares, to prevent diminution or enlargement of the benefits or potential benefits available under our 2018 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2018 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our 2018 Plan.

Dissolution or Liquidation. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and, to the extent not exercised, all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control. Our 2018 Plan provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type, similarly.

If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

Clawback. Awards will be subject to our clawback policy, a copy of which is filed as Exhibit 97.1 to our Annual Report on Form 10-K filed with the SEC on March 3, 2025.

Amendment; Termination. The administrator has the authority to amend, alter, suspend or terminate our 2018 Plan, provided such action does not materially impair the rights of any participant. Our 2018 Plan automatically will terminate in 2028, unless we terminate it sooner.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options to its employees, including our named executive officer. Historically, the Company has granted new-hire and promotion equity awards, which typically include stock options, on or soon after a new hire’s employment start date or promotion date (as applicable) and annual awards, which typically include stock options, when determined appropriate by the Compensation Committee. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Outside Director Compensation Policy, as further described under the heading, “Director Compensation” above. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features.

The Company does not grant equity awards in anticipation of the release of material nonpublic information (MNPI) and we do not time the release of MNPI based on equity award grant dates or for the purposes of affecting the value of executive compensation. During 2024, we did not grant any stock options to our named executive officer except for the annual stock options granted in January 2024, and we amended outstanding options pursuant to the Repricing and Revesting Agreement in February 2024. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K.

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PAY VERSUS PERFORMANCE

In accordance with the SEC’s disclosure requirements regarding pay versus performance, or PVP, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge performance at Artelo.

Compensation decisions at Artelo are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in the overview of the executive compensation program, not in replacement.

Pay versus Performance Table - Compensation Definitions

Salary, Bonus, Non-Equity Incentive Plan Compensation, and All Other Compensation are each calculated in the same manner for purposes of both CAP and Summary Compensation Table, or SCT, values. The primary difference between the calculation of CAP and SCT total compensation is “Stock Awards” and “Option Awards.”

	SCT Total	CAP
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year

Pay Versus Performance Table

In accordance with the SEC’s new PVP rules, the following table sets forth information concerning the compensation of our NEO for each of the fiscal years ended December 31, 2024, 2023 and December 31, 2022 and our financial performance for each such fiscal year. Our PEO was our only NEO for each of 2022, 2023 and 2024.

						(in thousands)

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on: Total Stockholder Return ($)	GAAP Net Income ($)
2024	1,060,470	879,831	-	-	$13.62	(9,826)
2023(2)	994,095	664,634	-	-	$17.98	(9,829)
2022	654,831	(153,810)	-	-	$37.12	(10,083)

(1)	Compensation actually paid

The following adjustments were made to the Company’s PEO’s compensation to determine compensation actually paid to PEO (Mr. Gorgas was the Company’s PEO in each of 2022, 2023 and 2024):

Year	Summary Compensation Table Total for PEO ($)	Deduct Reported Value of Equity Awards ($)	Add Equity Award Adjustments ($)	Compensation Actually Paid to PEO ($)
2024	1,060,470	240,016	59,377	879,831
2023(2)	994,095	251,644	(77,817)	664,634
2022	654,831	-	(808,641)	(153,810)

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Adjustments to equity value

Set out below is a reconciliation of the Equity Award Adjustments column in the table above:

Year	Year End Fair Value of Equity Awards for PEO ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards for PEO ($)	Fair value as of Vesting Date of Equity Awards Grated and Vested in the Year for PEO ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for PEO ($)	Total Equity Award Adjustments for PEO ($)
2024	55,228	4,140	-	-	59,377
2023	79,821	(124,824)	-	(32,814)	(77,817)
2022	-	(595,502)	-	(213,139)	(808,641)

(2)

The amounts reflected in the columns entitled “Summary Compensation Table Total for PEO”, “Compensation Actually Paid to PEO” and “Deduct Reported Value of Equity Awards” reflect changes from the numbers reported in our 2024 Proxy Statement to correct a calculation error. The illustrative graphs below reflect the updated figures presented herein.

Analysis of Information Presented in the Pay Versus Performance Table

The following provides an illustration of the relationship between “compensation actually paid” for purposes of the tabular disclosure above and total stockholder return as well as the relationship between compensation actually paid and net loss:

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All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

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PROPOSAL 1

ELECTION OF DIRECTORS

Board Composition

As of the date of this proxy statement, the Board consists of seven (7) members and is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors expires at the 2026 Annual Stockholder Meeting and the term of the Class I directors expires at the 2027 Annual Stockholder Meeting. Directors are elected to hold office for a three-year term and until the election and qualification of their successors in office, or until such director’s earlier resignation, death, or removal.

Director Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Douglas Blayney, M.D., and Connie Matsui for election as the Class II directors to serve for a three-year term ending at the 2028 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier resignation, death or removal. Dr. Blayney and Ms. Matsui are current members of our Board and have consented to serve, if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "FOR" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director.

 Required Vote

Directors are elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election. If any nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Board Recommendation

Our board of directors recommends a vote “FOR” the election of each of the two director nominees named above as Class II directors to serve a three-year term, as further described above.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for our stockholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officer, or NEO, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (sometimes referred to as “Say-on-Pay”).

In determining the compensation of our executive officer, the main goal of the Compensation Committee is to align the interests of our executive officer with the interests of our stockholders. The Compensation Committee believes in a “pay-for-performance” philosophy for our NEO, and that a substantial portion of the overall compensation package for our executive officer should be variable and tied to the achievement of the objectives set by our board of directors each year.

The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our executive compensation philosophy and objectives.

We are required to submit a proposal to stockholders for an advisory vote to approve the compensation of our NEO pursuant to Section 14A of the Exchange Act. This vote, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our NEO. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEO and the compensation principles, policies and practices described in this proxy statement.  At our 2022 annual meeting of stockholders, our stockholders voted to approve, and we have adopted, holding an advisory vote on the compensation of the NEOs every three years; we held our last “say-on-pay” vote at our annual meeting of stockholders in 2022.

Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting.

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Artelo Biosciences, Inc. NEO as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative disclosures set forth in the proxy statement relating to Artelo’s 2025 annual meeting of stockholders.”

As this is an advisory vote, the result will not be binding on us, the Board or the Compensation Committee. However, the Compensation Committee values the views expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when evaluating our compensation principles, policies and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our NEO as presented in this proxy statement. The next annual meeting of stockholders at which a stockholder advisory vote on executive compensation is expected to be in 2028.

Required Vote

The approval, on an advisory (non-binding basis), of the compensation of our NEO as presented in this proxy statement requires the affirmative “FOR” vote of a majority of the total votes cast live via the internet or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and will consider the outcome of this vote when making decisions regarding the compensation of our named executive officers.

Board Recommendation

Our board of directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEO as presented in this proxy statement.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on our corporate website at www.artelobio.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to Artelo Biosciences’ financial reporting process, management is responsible for (1) establishing and maintaining internal controls and (2) preparing Artelo’s consolidated financial statements. Artelo’s independent registered public accounting firm, MaloneBailey, LLP (“MaloneBailey”), is responsible for performing an independent audit of Artelo’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Artelo’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2024 with management;

•

discussed with MaloneBailey, Artelo’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of PCAOB and the Securities and Exchange Commission (“SEC”);

•

received the written disclosures and the letters from MaloneBailey, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with MaloneBailey its independence.

Based on the audit committee’s review and discussion with management and MaloneBailey, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

The Audit Committee

Tamara A. Favorito (Chair)
Connie Matsui
Steven Kelly

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Artelo Biosciences under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Artelo Biosciences specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

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RELATED PERSON TRANSACTIONS

Described below are any transactions occurring since January 1, 2024, and any currently proposed transactions to which we were a party and in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•	a director, executive officer, holder of more than 5% of the outstanding capital stock of us, or any member of such person’s immediate family had or will have a direct or indirect material interest.

May 2025 Private Placement

Effective May 1, 2025, we entered into a subscription agreement (the “May 2025 Subscription Agreement”) with various investors (the “May 2025 Investors”), pursuant to which we issued and sold to the May 2025 Investors, and the May 2025 Investors purchased, convertible promissory notes (the “May 2025 Notes”) in an aggregate principal amount of $900,000 (collectively, the “May 2025 Private Placement”). A portion of the May 2025 Notes was convertible into shares of our Common Stock, at the election of each May 2025 Investor, pursuant to the “Voluntary Conversion” provisions of the May 2025 Notes, and the remaining portion of each note was convertible into warrants (the “May 2025 Warrants”) to purchase shares of our Common Stock, at a conversion price of $6.24(as adjusted for the reverse stock split). The sale and issuance of the May 2025 Notes closed on May 1, 2025, and the issuance of the May 2025 Warrants occurred on October 28, 2025, upon the automatic conversion of a portion of the May 2025 Notes at maturity. The May 2025 Notes accrued interest at a rate of 12.0% per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable thereunder, was due and payable on October 28, 2025.

Certain of our directors and officers purchased May 2025 Notes and subsequently received May 2025 Warrants upon the conversion of a portion of the May 2025 Notes at maturity, as shown in the following table:

Name	Affiliation with the Company	Principal Amount of the May 2025 Note	Shares of Common Stock Subject to the May 2025 Warrant
Connie Matsui	Director	$140,000.00	38,346
Tamara Favorito	Director	$25,000.00	6,846
Gregory Gorgas	Director and Officer	$35,000.00	9,586

Cooperation Letter Agreement

On October 15, 2025, we entered into a cooperation letter agreement (the “Letter Agreement”) with Daniel S. Farb and certain of his affiliates (collectively, the “Farb Parties”). Pursuant to the Letter Agreement, Mr. Farb agreed to irrevocably withdraw his nomination of candidates for election to the Board of at the 2025 annual meeting of stockholders. Additionally, the Farb Parties agreed to certain standstill restrictions and voting commitments during the Restricted Period (as defined in the Letter Agreement), including, among other things, (i) an obligation to vote shares of our common stock beneficially owned by the Farb Parties, and that the Farb Parties have the right to vote, subject to certain limited exceptions, in favor of the election of each person nominated by the Board for election as a director, against any proposals to remove any member of the Board, and in accordance with the recommendation of the Board on all other proposals or business, and (ii) a restriction on the ability of the Farb Parties to acquire beneficial ownership of more than 8.0% of the then-outstanding shares of our common stock. Artelo and the Farb Parties also made certain customary representations, agreed to certain mutual non-disparagement obligations that remain in effect during the Restricted Period, and agreed to a general mutual release of claims with respect to one another for any matter arising on or prior to the date of the Letter Agreement.

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October 2025 Private Placement

Effective October 28, 2025, we entered into a subscription agreement (the “October 2025 Subscription Agreement”) with various investors (the “October 2025 Investors”), pursuant to which we issued and sold to the October 2025 Investors, and the October 2025 Investors purchased (by converting all or a portion of the unconverted “Voluntary Conversion” portion of unpaid principal balance and accrued interest due upon the maturity of the May 2025 Notes): (i) convertible promissory notes (the “October 2025 Notes”) in an aggregate principal amount of $690,154.69; and (ii) warrants (the “October 2025 Warrants”) to purchase an aggregate of 438,182 shares of Common Stock, at an exercise price of $3.40 per share (collectively, the “October 2025 Private Placement”). At any time prior to April 28, 2026, all or any portion of the outstanding principal amount of the October 2025 Notes, together with the accrued and unpaid interest, shall be convertible, in whole or in part, into shares of our Common Stock, at a conversion price of $3.40 per share. The sale and issuance of the October 2025 Notes and October 2025 Warrants closed effective October 28, 2025. The October 2025 Notes accrue interest at a rate of 12.0% per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable thereunder, shall be due and payable on April 28, 2026.

Certain of our directors and officers purchased October 2025 Notes and October 2025 Warrants in the October 2025 Private Placement, as shown in the following table:

Name	Affiliation with the Company	Principal Amount of the October 2025 Note	Shares of Common Stock Subject to the October 2025 Warrant
Connie Matsui	Director	$110,842.52	70,376
Tamara Favorito	Director	$19,792.93	12,566
Gregory Gorgas	Director and Officer	$27,710.36	17,592

Indemnification of Directors and Officers

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against the indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he/she did not act in good faith and in a manner which the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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OTHER MATTERS

Section 16(a) Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2024, that all Section 16(a) reports applicable to its directors and executive officers were filed on a timely basis. During our fiscal year ending December 31, 2025, Mark Spring, our Chief Financial Officer, filed a late Form 3 in connection with his appointment as Chief Financial Officer on November 1, 2025.

Fiscal Year 2024 Annual Report and SEC Filings

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the individuals we have designated as proxies to vote the shares that they represent on such matters in accordance with their judgment.

For further information about Artelo Biosciences, Inc., please refer to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025. Our Annual Report on Form 10-K is publicly available at www.proxyvote.com, on the SEC’s website at www.sec.gov or on our website at www.artelobio.com under “Investor – SEC Filings.” You may also obtain a copy by sending a written request to Artelo Biosciences, Inc., Attn: Investor Relations, 505 Lomas Santa Fe, Suite 160, Solana Beach, CA 92075.

By order of the Board of Directors,

Dated: December 11, 2025	By:	/s/ Gregory D. Gorgas
Gregory D. Gorgas
President and Chief Executive Officer

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 30, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARTL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 30, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81483-P41354 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARTELO BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Class II Nominees:	**For**	**Withhold**
1a. Douglas Blayney, M.D.	☐	☐
1b. Connie Matsui	☐	☐

NOTE: In their discretion, the proxyholder will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V81484-P41354

ARTELO BIOSCIENCES, INC.
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 31, 2025 8:00 AM PT
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Gregory D. Gorgas and Mark Spring, and each or either of them, as true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, or each of them, to vote all shares of common stock of Artelo Biosciences, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Artelo Biosciences, Inc., to be held on December 31, 2025, and any adjournment or postponement thereof, as hereinafter specified, and in his judgment, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at www.virtualshareholdermeeting.com/ARTL2025 by 11:59 PM EDT on December 30, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received in your registration confirmation email. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side

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